The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these notes, and we are not soliciting an offer to buy these notes, in any state or jurisdiction where the offer or sale is not permitted.
  Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-228108

SUBJECT TO COMPLETION, DATED MARCH 2, 2020
PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 1, 2018)
$
$    % Senior Notes due 20
We are offering $      aggregate principal amount of our    % Senior Notes due 20           (the “notes”). Interest on the notes is payable semi-annually on           and           of each year, beginning on           , 2021. The notes will mature on           , 20      . We may redeem the notes at our option, at any time in whole or from time to time in part, at the redemption prices set forth under the caption “Description of the Notes — Optional Redemption.”
The notes will be unsecured and will rank senior to all of our existing and future subordinated debt and will rank equally in right of payment with our existing and future unsecured senior debt. The notes will be effectively subordinated to any secured debt we may have or incur in the future to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated to the debt and all other obligations of our subsidiaries.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and contained in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein, to read about certain risks you should consider before investing in the notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Public offering price(1)		Underwriting discount		Proceeds to us (before expenses)
Per note		%		%		%
Total	$		$		$

(1)
Plus accrued interest, if any, from           , 2021.

The notes will not be listed on any securities exchange. Currently, there are no public markets for the notes. The notes will be issued only in registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
The underwriters expect to deliver the notes for purchase on or about           , 2021 in book-entry form through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V.
Joint Book-Running Managers
BofA Securities	J.P. Morgan	MUFG

Prospectus Supplement
Prospectus
We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we authorize that supplements this prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover of the applicable document. We are only making an offer with respect to the notes. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of the notes. The second part is the accompanying prospectus dated November 1, 2018, which we refer to as the “accompanying prospectus.” The accompanying prospectus contains a description of our debt securities and gives more general information, some of which may not apply to the notes. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described below under the heading “Where You Can Find More Information.” If the information contained in this prospectus supplement differs in any way from the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.
In this prospectus supplement and the accompanying prospectus, unless otherwise indicated, “we,” “us,” “our,” “Caterpillar” and “the company” refer to Caterpillar Inc. and its subsidiaries. Our executive offices are located at 510 Lake Cook Road, Suite 100, Deerfield, Illinois, 60015, and our telephone number is (224) 551-4000. We maintain a website at www.caterpillar.com where general information about us is available. We are not incorporating the contents on, or accessible through, the website into this prospectus supplement or the accompanying prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The SEC maintains a website located at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement of which this prospectus supplement forms a part.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus supplement until we sell all of the notes offered by this prospectus supplement:
(a)
Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

(b)
Current Reports on Form 8-K filed June 15, 2020, October 20, 2020 and February 9, 2021; and

(c)
Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders filed on April 29, 2020 (only those parts incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents in writing or by telephone from Caterpillar as follows:
Caterpillar Inc.
Attention: Corporate Secretary
510 Lake Cook Road, Suite 100
Deerfield, Illinois 60015
Telephone: (224) 551-4000

S-iii

A NOTE ON FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Our actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Caterpillar Financial Services Corporation’s (“Cat Financial”) customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) the duration and geographic spread of, business disruptions caused by, and the overall global economic impact of, the COVID-19 pandemic and (xxvii) other factors described in more detail under “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 17, 2021 for the year ended December 31, 2020.

S-iv

SUMMARY
This summary highlights certain information about us and this offering of the notes. This summary does not contain all the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors and the financial statements and related notes incorporated by reference herein, before making an investment decision.
Caterpillar Inc.
Overview
With 2020 sales and revenues of $41.748 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. The company principally operates through its three product segments — Construction Industries, Resource Industries and Energy & Transportation — and also provides financing and related services through its Financial Products segment. Caterpillar is also a leading U.S. exporter. Through a global network of independent dealers and direct sales of certain products, Caterpillar builds long-term relationships with customers around the world.
Currently, we have five operating segments, of which four are reportable segments and are described below.
Our Construction Industries segment is primarily responsible for supporting customers using machinery in infrastructure, forestry and building construction. The majority of machine sales in this segment are made in the heavy and general construction, rental, quarry and aggregates markets and mining.
The Resource Industries segment is primarily responsible for supporting customers using machinery in mining, heavy construction and quarry and aggregates. Caterpillar offers a broad product range and services to deliver comprehensive solutions for our customers. We develop and manufacture high productivity equipment for both surface and underground mining operations around the world, as well as provide drivetrains, hydraulic systems, electronics and software for Cat machines and engines. Our equipment is used to extract and haul copper, iron ore, coal, oil sands, aggregates, gold and other minerals and ores. In addition to equipment, Resource Industries also develops and sells technology products and services to provide customers fleet management systems, equipment management analytics and autonomous machine capabilities.
Our Energy & Transportation segment supports customers in oil and gas, power generation, marine, rail and industrial applications, including Cat® machines. The product and services portfolio includes reciprocating engines, generator sets, gas turbines and turbine-related services, the remanufacturing of Caterpillar engines and components and remanufacturing services for other companies, diesel-electric locomotives and other rail-related products and services and product support of on-highway vocational trucks for North America.
The business of our Financial Products segment is primarily conducted by Cat Financial, Caterpillar Insurance Holdings Inc. (“Insurance Services”) and their respective subsidiaries and affiliates. Cat Financial is a wholly owned finance subsidiary of Caterpillar and it provides retail and wholesale financing to customers and dealers around the world for Caterpillar products, as well as financing for vehicles, power generation facilities and marine vessels that, in most cases, incorporate Caterpillar products.
Information in our financial statements and related commentary are presented in the following categories:
•
Machinery, Energy & Transportation represents the aggregate total of Construction Industries, Resource Industries, Energy & Transportation and All Other operating segments and related corporate items and eliminations.

•
Financial Products primarily includes the company’s Financial Products Segment. This category includes Cat Financial, Insurance Services and their respective subsidiaries.

Our products are sold primarily under the brands “Caterpillar,” “CAT,” design versions of “CAT” and “Caterpillar,” “EMD,” “FG Wilson,” “MaK,” “MWM,” “Perkins,” “Progress Rail,” “SEM” and “Solar Turbines.”
Corporate Information
Originally organized as Caterpillar Tractor Co. in 1925 in the State of California, our company was reorganized as Caterpillar Inc. in 1986 in the State of Delaware. Our principal executive offices are located at 510 Lake Cook Road, Suite 100, Deerfield, Illinois 60015. Our telephone number is (224) 551-4000. Our website is located at http://www.Caterpillar.com. Information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus.
Recent Developments
On February 12, 2021, we issued a notice of redemption to the holders of our $500 million aggregate principal amount of 2.600% Notes due 2022 (the “2022 Notes”). We intend to use the net proceeds from this offering, together with cash on hand, to redeem all of such 2022 Notes at a redemption price equal to the applicable make-whole redemption price, plus accrued and unpaid interest thereon to, but excluding, the redemption date of March 15, 2021.

THE OFFERING
The following is a summary of some of the terms of this offering. For a more complete description of the terms of the notes, please refer to “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. In this “Summary — The Offering,” unless otherwise indicated, “we,” “us,” “our” and “Caterpillar” refer solely to Caterpillar Inc. and not to any of its subsidiaries.
Issuer
Caterpillar Inc.
Notes Offered
$      aggregate principal amount of    % Senior Notes due 20          (the “notes”).
Maturity Date
          , 20  .
Coupon
    % per year.
Interest Payment Dates
Interest on the notes will be paid semi-annually on      and          of each year, beginning on          , 2021.
Ranking
The notes are unsecured and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness.
The notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. As of December 31, 2020, we had no secured indebtedness for borrowed money. The notes will be structurally subordinated to all of the secured and unsecured indebtedness and other liabilities of our subsidiaries. As of December 31, 2020, our subsidiaries had approximately $26 billion of indebtedness outstanding that is structurally senior to the notes.
Optional Redemption
We may redeem the notes at our option, at any time in whole or from time to time in part, at a redemption price equal to the applicable make-whole redemption price discussed under the caption “Description of the Notes — Optional Redemption.”
At any time on or after          , 20          , we may redeem the notes in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.
Certain Covenants
The indenture governing the notes contains certain covenants for your benefit. These covenants restrict our ability to, among other things, incur debt secured by liens, engage in certain sale-leaseback transactions and merge or consolidate or sell all or substantially all of our assets. These covenants are subject to certain significant exceptions. See “Description of Debt Securities — Certain Restrictive Covenants” in the accompanying prospectus.
Use of Proceeds
We expect to receive net proceeds, after deducting underwriting discounts and estimated offering expenses, of approximately $      million from this offering. We intend to use the net proceeds of this offering, together with cash on hand, to redeem all of our 2022 Notes. See “Use of Proceeds.”
Form and Denomination
The notes will be issued in fully registered form in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Further Issuances
We may, from time to time, without notice to or the consent of the holders or the beneficial owners of the notes, create and issue additional notes having the same terms as these notes in all respects (except for the issue date, issue price, payment of interest accruing prior to the issue date of the notes and, in some cases, the initial interest payment date of the notes), so that such additional notes may be consolidated and form a single series with the notes being offered by this prospectus supplement and the accompanying prospectus. If the additional notes are not fungible with the previously outstanding notes for United States federal income tax purposes, such additional notes will have a separate CUSIP number. See “Description of the Notes — Further Issuances.”
No Listing of the Notes
We do not intend to apply to list the notes for trading on any securities exchange or to arrange for quotation on any automated dealer quotation system. Accordingly, we cannot provide assurance as to the development or liquidity of any market for the notes. See “Underwriting (Conflicts of Interest).”
Governing Law
The notes will be, and the indenture is, governed by the laws of the State of New York.
Trustee
U.S. Bank National Association
Risk Factors
See “Risk Factors” beginning on page S-7 of this prospectus supplement and contained in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein, to read about certain risks you should consider before investing in the notes.
Other Relationships
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future, various financial advisory and/or derivatives, commercial banking, investment banking and other commercial transactions and services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. Certain of the underwriters and their affiliates are also parties to and lenders under our existing credit facilities. See “Underwriting (Conflicts of Interest) — Other Relationships.”
Conflicts of Interest
Certain underwriters in this offering and/or their affiliates are expected to receive at least 5% of the net proceeds of this offering in connection with our use of proceeds here for the redemption of our 2022 Notes. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Because the notes to be offered will be rated investment grade, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary. Those underwriters subject to FINRA Rule 5121 will not confirm sales of the notes to any account over which they exercise discretionary authority without the prior written approval of the customer. See “Use of Proceeds ” and “Underwriting  (Conflicts of Interest) — Conflicts of Interest.”

SUMMARY SELECTED HISTORICAL FINANCIAL INFORMATION
The following table sets forth our summary selected historical financial information. The summary selected historical results of operations information for the years ended December 31, 2020, 2019 and 2018, and the summary selected historical financial position information as of December 31, 2020 and 2019, are derived from our audited consolidated financial statements and the related notes contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus supplement. Historical results are not necessarily indicative of the results that may be expected for any future period. The summary selected historical financial information should be read in conjunction with our consolidated financial statements and the related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” elsewhere in this prospectus supplement.
	Year ended December 31,
(in millions)	2020	2019	2018
Results of Operations information:
Sales and revenues:
Sales of Machinery, Energy & Transportation	$39,022	$50,755	$51,822
Revenues of Financial Products	2,726	3,045	2,900
Total sales and revenues	41,748	53,800	54,722
Operating costs:
Cost of goods sold	29,082	36,630	36,997
Selling, general and administrative expenses	4,642	5,162	5,478
Research and development expenses	1,415	1,693	1,850
Interest expense of Financial Products	589	754	722
Other operating (income) expenses	1,467	1,271	1,382
Total operating costs	37,195	45,510	46,429
Operating profit	4,553	8,290	8,293
Interest expense excluding Financial Products	514	421	404
Other income (expense)	(44)	(57)	(67)
Consolidated profit (loss) before taxes	3,995	7,812	7,822
Provision (benefit) for income taxes	1,006	1,746	1,698
Profit (loss) of consolidated companies	2,989	6,066	6,124
Equity in profit (loss) of unconsolidated affiliated companies	14	28	24
Profit (loss) of consolidated and affiliated companies	3,003	6,094	6,148
Less: Profit (loss) attributable to noncontrolling interests	5	1	1
Profit (Loss)(1)	$2,998	$6,093	$6,147

(1)
Profit (loss) attributable to common stockholders

	December 31,
(in millions).	2020	2019
Financial Position information (at period end):
Assets
Total current assets	$39,464	$39,193
Property, plant and equipment – net	12,401	12,904
Long-term receivables – trade and other	1,185	1,193
Long-term receivables – finance	12,222	12,651
Noncurrent deferred and refundable income taxes	1,523	1,411
Intangible assets	1,308	1,565
Goodwill	6,394	6,196
Other assets	3,827	3,340
Total assets	$78,324	$78,453
Liabilities
Total current liabilities	$25,717	$26,621
Long-term debt due after one year:
Machinery, Energy & Transportation	9,749	9,141
Financial Products	16,250	17,140
Liability for postemployment benefits	6,872	6,599
Other liabilities	4,358	4,323
Total liabilities	$62,946	$63,824
Total liabilities and stockholders’ equity	$78,324	$78,453

RISK FACTORS
You should carefully consider the following risk factors and the information under the heading “Risk Factors” in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus supplement, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, there may be other risks that a prospective investor should consider that are relevant to its own particular circumstances or generally.
Risks Related to the Notes
The notes are our unsecured obligations and will rank effectively junior to the existing and future liabilities of our subsidiaries.
The notes are our unsecured obligations and will rank equally in right of payment with all of our other existing and future unsecured, senior obligations. The notes are not secured by any of our assets. As of December 31, 2020, we did not have any secured debt outstanding. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to the value of those assets.
Our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities from Caterpillar Inc., the issuer of the notes, and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. As a result, the notes are structurally subordinated to all liabilities of our subsidiaries, including, without limitation, all indebtedness and trade payables of our subsidiaries. At December 31, 2020, we had approximately $37.2 billion of indebtedness outstanding on a consolidated basis, approximately $26 billion of which is subsidiary indebtedness that is structurally senior to the notes.
In particular, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.
The notes do not restrict our ability to incur additional debt or prohibit us from taking other actions that could negatively impact holders of the notes.
The notes and indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the market value of your notes and a risk that the credit rating of the notes is lowered or withdrawn.
The terms of the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the indenture and the notes, including repurchasing indebtedness or common shares or preferred shares, if any, or paying dividends, could have the effect of diminishing our ability to make payments on the notes when due. In addition, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations. Our failure to apply these funds effectively could adversely affect our ability to make payments on the notes when due.

Our credit ratings may not reflect all risks of an investment in the notes, and changes in our credit ratings may affect the market value and liquidity of the notes.
The credit ratings assigned to the notes may not reflect the potential impact of all risks related to trading markets, if any, for, or trading value of, the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of investing in the notes in light of your particular circumstances.
In addition, real or anticipated changes in our credit ratings will generally affect any trading market, if any, for, or trading value of, the notes. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value and liquidity of the notes and increase our borrowing costs.
If active trading markets do not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.
The notes are new issues of securities for which there currently are no established trading markets. We do not intend to list the notes on a national securities exchange or arrange for quotation on any automated dealer quotation system. While the underwriters of the notes have advised us that they intend to make a market the notes, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:
•
that a market for the notes will develop or continue;

•
as to the liquidity of any market that does develop; or

•
as to your ability to sell any notes you may own or the price at which you may be able to sell your notes.

We may redeem your notes at our option, which may adversely affect your return.
As described under “Description of the Notes — Optional Redemption,” we have the right to redeem the notes in whole or from time to time in part at the redemption prices described under the caption “Description of the Notes — Optional Redemption.” We may exercise this redemption right when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

USE OF PROCEEDS
The net proceeds from the offering of the notes, after deducting the respective underwriting discounts and estimated offering expenses payable by us, are expected to be approximately $      million in the aggregate. We intend to use the net proceeds of this offering, together with cash on hand, to redeem all of our 2022 Notes at a redemption price equal to the applicable make-whole redemption price, plus accrued and unpaid interest thereon to, but excluding, the redemption date of March 15, 2021.
As of December 31, 2020, we had $500 million in aggregate principal amount of 2022 Notes outstanding. Interest accrues on the 2022 Notes at a rate of 2.600% per annum, payable on June 26 and December 26 of each year, and the 2022 Notes mature on June 26, 2022.
Certain underwriters in this offering and/or their affiliates are expected to receive at least 5% of the net proceeds of this offering in connection with our use of proceeds here for the redemption of our 2022 Notes. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Because the notes to be offered will be rated investment grade, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary. Those underwriters subject to FINRA Rule 5121 will not confirm sales of the notes to any account over which they exercise discretionary authority without the prior written approval of the customer. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”
Pending such use, we may invest the net proceeds in short-term investments, including cash, cash equivalents and/or marketable securities.

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2020, and on an as adjusted basis to give effect to the issuance and sale of the notes. This table should be read in conjunction with our audited consolidated financial statements and related notes and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, each of which is included in our Annual Report on Form 10-K for the year ended December 31, 2020 and incorporated by reference in this prospectus supplement. See “Where You Can Find More Information.”
	As of December 31, 2020
(in millions)	Actual	As Adjusted
Long-term debt due within one year
Machinery, Energy & Transportation	$1,420		$1,420
Financial Products	7,729		7,729
Long-term debt due after one year(1)
Machinery, Energy & Transportation:
Notes offered hereby	$—	$
Notes – $759 million of 5.200% due 2041	752		752
Debentures – 2.600% due 2022(2)	499		—
Debentures – 8.000% due 2023	82		82
Debentures – 3.400% due 2024	998		998
Debentures – 6.625% due 2028	192		192
Debentures – 2.600% due 2029	497		497
Debentures – 2.600% due 2030	793		793
Debentures – 7.300% due 2031	240		240
Debentures – 5.300% due 2035	223		223
Debentures – 6.050% due 2036	456		456
Debentures – 8.250% due 2038	64		64
Debentures – 6.950% due 2042	158		158
Debentures – 3.803% due 2042	1,296		1,296
Debentures – 4.300% due 2044	493		493
Debentures – 3.250% due 2049	983		983
Debentures – 3.250% due 2050	1,185		1,185
Debentures – 4.750% due 2064	494		494
Debentures – 7.375% due 2097	241		241
Finance lease obligations & other	103		103
Total Machinery, Energy & Transportation	$9,749
Financial Products:
Medium-term notes	16,012		16,012
Other	238		238
Total Financial Products	$16,250
Total long-term debt due after one year	$25,999
Stockholders’ equity
Common stock of $1.00 par value:
Authorized shares: 2,000,000,000 Issued shares: (12/31/19 – 814,894,624) at paid-in amount	6,230		6,230
Treasury stock (12/31/19 – 264,812,014 shares) at cost	(25,178)		(25,178)
Profit employed in the business	35,167		35,167
Accumulated other comprehensive income (loss)	(888)		(888)
Noncontrolling interests	47		47
Total stockholders’ equity	$15,378		$14,629
Total capitalization	$78,324

(1)
Represents the carrying value of the long-term notes and debentures. The effective yield to maturity includes the impact of discounts, premiums and debt issuance costs and is set forth below:

Effective Yield to Maturity
Notes offered hereby
Notes – 5.200% due 2041	5.27%
Debentures – 2.600% due 2022	2.70%
Debentures – 8.000% due 2023	8.06%
Debentures – 3.400% due 2024	3.46%
Debentures – 6.625% due 2028	6.68%
Debentures – 2.600% due 2029	2.67%
Debentures – 2.600% due 2030	2.72%
Debentures – 7.300% due 2031	7.38%
Debentures – 5.300% due 2035	8.64%
Debentures – 6.050% due 2036	6.12%
Debentures – 8.250% due 2038	8.38%
Debentures – 6.950% due 2042	7.02%
Debentures – 3.803% due 2042	6.39%
Debentures – 4.300% due 2044	4.39%
Debentures – 3.250% due 2049	3.34%
Debentures – 3.250% due 2050	3.32%
Debentures – 4.750% due 2064	4.81%
Debentures – 7.375% due 2097	7.51%

(2)
Reflects the anticipated full redemption of the 2022 Notes. See “Use of Proceeds.”

DESCRIPTION OF THE NOTES
The following description of the particular terms of the notes supplements and, to the extent inconsistent therewith, replaces, the description of the general terms and provisions of the debt securities set forth under “Description of Debt Securities” in the accompanying prospectus. In this “Description of the Notes,” unless otherwise indicated, all references to “we,” “us” or “our” and “Caterpillar” refer solely to Caterpillar Inc. and not to any of its subsidiaries.
General
The notes will be initially limited to $      aggregate principal amount. The notes are to be issued under that certain indenture dated as of May 1, 1987, as amended and supplemented, between us and U.S. Bank National Association (“U.S. Bank” or “the trustee”), as successor trustee.
The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Interest
Each note will bear interest at the rate per annum stated on the cover page of this prospectus supplement. Interest on the notes will be payable semi-annually on           and           of each year, beginning on           , 2021. Interest payable on the notes will be paid to the respective holders of record on the fifteenth calendar day immediately preceding the relevant interest payment date (whether or not a Business Day). The notes will mature on            , 20  .
If an interest payment date or maturity date is not a Business Day (as defined under “— Optional Redemption” below), we will pay interest or principal on the next Business Day. However, interest on the payments will not accrue for the period from the original payment date to the date we make the payments. We will calculate the interest based on a 360-day year consisting of twelve 30-day months.
Further Issuances
We may, from time to time, without notice to or the consent of the holders or the beneficial owners of the notes, create and issue additional notes having the same terms as these notes in all respects (except for the issue date, issue price, payment of interest accruing prior to the issue date of the notes and, in some cases, the initial interest payment date of the notes), so that such additional notes may be consolidated and form a single series with the notes being offered by this prospectus supplement and the accompanying prospectus. If the additional notes are not fungible with the previously outstanding notes for United States federal income tax purposes, such additional notes will have a separate CUSIP number.
Additional Information
For additional important information on the notes, see “Description of Debt Securities” in the accompanying prospectus. That information includes:
•
additional information on the terms of the notes;

•
general information on the indenture and the trustee;

•
a description of certain restrictive covenants contained in the indenture; and

•
a description of events of default under the indenture.

Payment and Paying Agents
We will maintain in the place of payment for the notes an office or agency where the notes may be presented or surrendered for payment or for registration of transfer or exchange and where holders may serve us with notices and demands in respect of the notes and the indenture.
We will give prompt written notice to the trustee of the location, and any change in the location, of such office or agency. If we fail to maintain any required office or agency or fail to furnish the trustee with the address of such office or agency, presentations, surrenders, notices and demands may be made or served at the corporate trust office of the trustee. We have appointed the trustee as our agent to receive all presentations, surrenders, notices and demands with respect to the notes.
Optional Redemption
At any time prior to           , 20  , the notes may be redeemed in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of:
•
100% of the principal amount of the notes to be redeemed; or

•
the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed, from the date of redemption to           , 20  , discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate, plus      basis points,

in each case, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.
At any time on or after            , 20  , the notes may be redeemed in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.
Definitions
“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.
“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such notes.
“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if, after seeking at least five Reference Treasury Dealer Quotations and excluding the highest and lowest Reference Treasury Dealer Quotations, the Independent Investment Banker obtains fewer than five such Reference Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means any of BofA Securities, Inc., J.P. Morgan Securities LLC, or MUFG Securities Americas Inc. and any of their respective successors, as appointed by us, or, if any of the foregoing is unwilling or unable to select the Comparable Treasury Issue, a nationally recognized investment banking institution which is a Primary Treasury Dealer appointed by us.
“Reference Treasury Dealer” means (1) any of BofA Securities, Inc., J.P. Morgan Securities LLC or a Primary Treasury Dealer as appointed by MUFG Securities Americas Inc. and any of their respective successors, as appointed by us, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer (a “Primary Treasury Dealer”), we will substitute for such dealer another Primary Treasury Dealer, and (2) any other nationally recognized Primary Treasury Dealer selected by the Independent Investment Banker and acceptable to us.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York, New York time, on the third Business Day preceding such redemption date.
“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (or, if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.
Holders of the notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days before the date fixed for redemption. If fewer than all of the notes are to be redeemed, the trustee will select the particular notes or portions thereof for redemption from the outstanding notes not previously called, pro rata or by lot, or in such other manner as we shall direct.
Sinking Fund
The notes will not be entitled to any sinking fund.
Events of Default
With respect to the notes, “Event of Default” shall have the meaning set forth in the accompanying prospectus under “Description of Debt Securities — Events of Default.”
Book-Entry System; Global Clearance and Settlement Procedures
The notes will be issued in book-entry form and The Depository Trust Company (“DTC”) will act as securities depository for the notes. The notes will be issued as one or more fully-registered global notes registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Except as described in “Description of Debt Securities — Book-Entry Issuance and Global Securities” in the accompanying prospectus, beneficial owners of the notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
Beneficial owners of the notes may elect to hold interests in the notes through DTC, Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants of such systems, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on DTC’s books. For more information on book-entry and DTC, please see “Description of Debt Securities — Book-Entry Issuance and Global Securities” in the accompanying prospectus.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, would also be subject to the rules and procedures of DTC.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.
The information in this section and “Description of Debt Securities — Book-Entry Issuance and Global Securities” in the accompanying prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
Trustee
U.S. Bank has performed and may in the future perform for Caterpillar and its subsidiaries various commercial banking services, for which it has received and will receive customary fees and expenses. U.S. Bank and its subsidiaries also serve as trustee with respect to certain other outstanding debt securities of Caterpillar and its subsidiaries.

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES
The following is a summary of certain United States federal income and, in the case of non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership and disposition of the notes. This summary deals only with notes held as capital assets (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”)) by persons who purchase the notes for cash upon original issuance at their “issue price” (the first price at which a substantial amount of the notes is sold for money to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler).
As used herein, a “U.S. holder” means a beneficial owner of the notes that is, for United States federal income tax purposes, any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation, or other entity taxable as a corporation, that is created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Except as modified for estate tax purposes (as discussed below), the term “non-U.S. holder” means a beneficial owner of the notes (other than an entity treated as a partnership for United States federal income tax purposes) that is not a U.S. holder.
If any entity classified as a partnership for United States federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the notes, you should consult your own tax advisors.
This summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are a person subject to special tax treatment under the United States federal income tax laws, including, without limitation:
•
a dealer in securities or currencies;

•
a financial institution;

•
a regulated investment company;

•
a real estate investment trust;

•
a tax-exempt entity;

•
an insurance company;

•
a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•
a trader in securities that has elected the mark-to-market method of accounting for your securities;

•
a person liable for alternative minimum tax;

•
a partnership or other pass-through entity (or an investor in such an entity);

•
a U.S. holder that holds notes through a non-U.S. broker or other non-U.S. intermediary;

•
a U.S. holder whose “functional currency” is not the U.S. dollar;

•
a “controlled foreign corporation”;

•
a “passive foreign investment company”;

•
a person required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement; or

•
a United States expatriate.

This summary is based on the Code, United States Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in United States federal income and estate tax consequences different from those summarized below. We have not and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below.
This summary does not represent a detailed description of the United States federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any United States federal tax consequences other than income taxes, and in the case of non-U.S. holders, estate taxes (such as gift taxes and the Medicare tax on certain investment income) and does not address state, local or non-U.S. tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. We expect, and this summary assumes, that the notes will be issued with less than a de minimis amount of original issue discount.
If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of the notes, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.
Certain Tax Consequences to U.S. Holders
The following is a summary of certain United States federal income tax consequences that will apply to U.S. holders of the notes.
Stated Interest.   Stated interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for United States federal income tax purposes.
Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes.   Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, exchange, retirement, redemption or other taxable disposition (less any amount attributable to accrued and unpaid stated interest, which will be treated in the manner described above) and the adjusted tax basis of the note. Your adjusted tax basis in a note will, in general, be your cost for that note. Any gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the note for more than one year. Long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Certain Tax Consequences to Non-U.S. Holders
The following is a summary of certain United States federal income and estate tax consequences that will apply to non-U.S. holders of the notes.
United States Federal Withholding Tax.   Subject to the discussions of backup withholding and FATCA below, United States federal withholding tax will not apply to any payment of interest on the notes under the “portfolio interest rule,” provided that:
•
interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•
you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•
you are not a controlled foreign corporation that is related to us through stock ownership;

•
you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•
either (1) you provide your name and address on an applicable IRS Form W-8, and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (2) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed:
•
IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•
IRS Form W-8ECI (or other applicable form) certifying that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “— United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement, redemption or other taxable disposition of a note.
United States Federal Income Tax.   If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above in “— United States Federal Withholding Tax” are satisfied) in generally the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.
Subject to the discussion of backup withholding below, any gain realized on the sale or other taxable disposition of a note generally will not be subject to United States federal income tax unless:
•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case such gain will be subject to United States federal income tax (and possibly branch profits tax) in generally the same manner as effectively connected interest is taxed; or

•
you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you will be subject to a flat 30% United States federal income tax on the gain derived from the sale or other taxable disposition, which may be offset by certain United States-source capital losses.

United States Federal Estate Tax.   If you are an individual who is neither a citizen nor a resident (as specifically defined for United States federal estate tax purposes) of the United States at the time of your death, your estate will not be subject to United States federal estate tax on notes beneficially owned (or deemed to be beneficially owned) by you at the time of your death, provided that any payment to you of interest on the notes would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “— United States Federal Withholding Tax” without regard to the statement requirement described in the fifth bullet point of that section.
Information Reporting and Backup Withholding
U.S. Holders.   In general, information reporting requirements will apply to payments of stated interest on the notes and the proceeds of the sale or other taxable disposition (including a retirement or redemption)

of a note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to any payments described in the preceding sentence if you fail to provide a correct taxpayer identification number or a certification that you are not subject to backup withholding.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders.   Generally, the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.
In general, you will not be subject to backup withholding with respect to payments of interest on the notes that we make to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the required certification that you are a non-U.S. holder described above in the fifth bullet point under “— Certain Tax Consequences to Non-U.S. Holders — United States Federal Withholding Tax.”
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including a retirement or redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest paid on the notes to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Certain Tax Consequences to Non-U.S. Holders — United States Federal Withholding Tax,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these rules and whether they may be relevant to your purchase, ownership and disposition of the notes.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or plans, individual retirement accounts or other arrangements that are subject to Section 4975 of the Code or plans that are subject to provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), or entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).
General Fiduciary Matters
ERISA and Section 4975 of the Code impose certain duties on persons who are fiduciaries of a Plan subject to Part 4 Subtitle B of Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”). Under ERISA and Section 4975 of the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code and any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, Section 4975 of the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person (including a fiduciary of the ERISA Plan) who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which we or the underwriters are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14, regarding transactions effected by independent qualified professional asset managers, PTCE 90-1, regarding transactions by insurance company pooled separate accounts, PTCE 91-38, regarding transactions by bank collective investment funds, PTCE 95-60, regarding transactions by life insurance company general accounts and PTCE 96-23, regarding transactions effected by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.
In addition to the foregoing, ERISA and the Internal Revenue Code provides a statutory exemption (Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) for transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the ERISA Plan fiduciary has made a determination that there is adequate consideration for the transaction.
Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation
By acceptance of a note, or any interest therein, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the acquisition and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all-inclusive, nor should it be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.
The offer of the notes is not a representation by us or the underwriters that an acquisition of the notes by any Plan meets any or all legal requirements applicable to investments by any Plan or that such an investment is appropriate for any particular Plan.

UNDERWRITING (CONFLICTS OF INTEREST)
BofA Securities, Inc., J.P. Morgan Securities LLC and MUFG Securities Americas Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters named in the table below.
Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement, between us and the representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:
Underwriter	Principal amount of notes
BofA Securities, Inc.	$
J.P. Morgan Securities LLC
MUFG Securities Americas Inc.
Total	$
The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.
The underwriters initially propose to offer the notes to the public at the public offering prices that appear on the cover page of this prospectus supplement. In addition, the underwriters may offer the notes to certain dealers at prices that represent a concession not in excess of    % of the principal amount of the notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of    % of the principal amount of the notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell notes through certain of their affiliates.
The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:
Paid by us
Per note		%
Total	$
Expenses associated with this offering to be paid by us, other than underwriting discounts, are estimated to be approximately $      .
We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.
The notes are a new issue of securities, and there are currently no established trading markets for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that liquid trading markets will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.
In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the prices of the notes.

Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.
We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the           business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle in T+      , to specify alternative settlement arrangements to prevent a failed settlement.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future, various financial advisory and/or derivatives, commercial banking, investment banking and other commercial transactions and services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.
BofA Securities, Inc. and an affiliate of J.P. Morgan Securities LLC act as joint lead arrangers and joint bookrunners under our primary credit facilities. Affiliates of BofA Securities, Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and certain of the underwriters and their respective affiliates are also parties to and lenders under our existing credit facilities. Finally, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of the underwriters or their affiliates that have a lending relationship with us may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
Certain underwriters in this offering and/or their affiliates are expected to receive at least 5% of the net proceeds of this offering in connection with our use of proceeds here for the redemption of our 2022 Notes. See “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Because the notes to be offered will be rated investment grade, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary. Those underwriters subject to FINRA Rule 5121 will not confirm sales of the notes to any account over which they exercise discretionary authority without the prior written approval of the customer.
Selling Restrictions
No action has been or will be taken in any jurisdiction other than in the United States that would permit a public offering of the notes or the possession, circulation or distribution of any material relating to us in any jurisdiction where action for such purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, nor may any offering material or advertisement in connection with the notes (including this prospectus supplement and the accompanying prospectus and any amendment or supplement hereto or thereto) be distributed or published, in or from any country or jurisdiction, except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Prohibition of Sales to European Economic Area Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Prohibition of Sales to United Kingdom Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom
In addition, in the UK, this prospectus supplement and the accompanying prospectus is being distributed only to, and is directed only at qualified investors within the meaning of Article 2 of the UK Prospectus Regulation who are, (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), and/or (ii) high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, which persons together we refer to in this prospectus supplement as “relevant persons.” Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the Rider accompanying prospectus relates is only available to, and will be engaged in with, relevant persons only.
Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
This offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (“FIEL”) (Law No. 25 of 1948 of Japan, as amended) and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) under Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 by a relevant person which is:

(a)
a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an Accredited Investor, then securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (i) to an Institutional Investor under Section 274 of the SFA or to a Relevant Person, or any person pursuant to Section 275(1A) (in the case of that corporation) or Section 276(4)(i)(B) (in the case of that trust), and in accordance with the conditions specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Taiwan
The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS
The validity of the notes in respect of which this prospectus supplement is being delivered will be passed upon for us by Jennifer K. Schott, Deputy General Counsel and Assistant Corporate Secretary of Caterpillar. Certain legal matters related to the offering of the notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Caterpillar incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

PROSPECTUS
Debt Securities
Common Stock
Preferred Stock
Warrants to Purchase Common Stock or Debt Securities
Any Combination of the Above
We may offer from time to time:
•
debt securities;

•
shares of our common stock, par value $1.00 per share;

•
preferred stock, par value $1.00 per share;

•
warrants to purchase common stock or debt securities; or

•
any combination of the above.

We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as a separate series. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.
Our common stock is listed on the New York Stock Exchange under the ticker symbol “CAT.”
Investing in the securities described in this prospectus involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 1 of this prospectus and any risk factors set forth in each applicable prospectus supplement and in the documents incorporated by reference into this prospectus or any applicable prospectus supplement.
These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to offer to sell any securities unless accompanied by a prospectus supplement.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth the terms of the plan of distribution thereafter and any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
Prospectus dated November 1, 2018

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act.” Under the automatic shelf registration process, we may, over time, offer any combination of debt securities, shares of our common stock, shares of our preferred stock or warrants to purchase common stock or debt securities described in this prospectus in one or more offerings. In this prospectus we refer to the debt securities, shares of our common stock, shares of our preferred stock, warrants to purchase common stock or debt securities or any combination of the foregoing offered by us collectively as the securities. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with one or more prospectus supplements that will contain specific information about the terms of those securities. A prospectus supplement may also add to, update or change the information contained in this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. Please carefully read this prospectus and each applicable prospectus supplement, together with the documents incorporated by reference into this prospectus and any applicable prospectus supplement and the additional information described below under the heading “Where You Can Find More Information.”
As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement of which this prospectus is a part or the exhibits to the registration statement. For further information, we refer you to the registration statement of which this prospectus is a part, including its exhibits. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information contained in or incorporated by reference into this prospectus or a prospectus supplement is accurate as of any date other than the date of the applicable document. Our business, financial condition and results of operations may have changed since that date. Neither this prospectus nor any prospectus supplement constitutes an offer to sell securities or a solicitation of an offer to buy securities by anyone in any jurisdiction in which that offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation.
Unless the context otherwise requires or as otherwise indicated, references in this prospectus to “Caterpillar,” the “Company,” “we,” “us” and “our” refer to Caterpillar Inc. and all of its consolidated subsidiaries.
RISK FACTORS
An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:
•
the information contained in or incorporated by reference into this prospectus;

•
the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•
the risks described in our Annual Report on Form 10-K for our most recent fiscal year and in any Quarterly Report on Form 10-Q which we have filed since our most recent Annual Report on Form 10-K, including such reports filed after the date of this prospectus, each of which is incorporated by reference into this prospectus; and

•
other risks and other information that may be contained in, or incorporated by reference to, other filings we make with the SEC, including such filings made after the date of this prospectus that are incorporated by reference into this prospectus or applicable prospectus supplement.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you could lose all or part of your investment.
THE COMPANY
Overview
With 2017 sales and revenues of $45.462 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. The Company principally operates through its three primary segments — Construction Industries, Resource Industries and Energy & Transportation — and also provides financing and related services through its Financial Products segment. Caterpillar is also a leading U.S. exporter. Through a global network of independent dealers and direct sales of certain products, Caterpillar builds long-term relationships with customers around the world.
As of the date of this prospectus, we have six operating segments, of which four are reportable segments and are described below.
Our Construction Industries segment is primarily responsible for supporting customers using machinery in infrastructure, forestry and building construction. The majority of machine sales in this segment are made in the heavy and general construction, rental, quarry and aggregates markets and mining.
Our Resource Industries segment is primarily responsible for supporting customers using machinery in mining, quarry, waste and material handling applications.
Our Energy & Transportation segment is primarily responsible for supporting customers in oil and gas, power generation, marine, rail and industrial applications, including Cat® machines.
The business of our Financial Products segment is primarily conducted by Caterpillar Financial Services Corporation (“Cat Financial”) a wholly owned finance subsidiary of Caterpillar. Cat Financial’s primary business is to provide retail and wholesale financing alternatives for Caterpillar products to customers and dealers around the world.
Information in our financial statements and related commentary are presented in the following categories:
•
Machinery, Energy and Transportation (“ME&T”) represents the aggregate total of Construction Industries, Resource Industries, Energy & Transportation and All Other operating segments and related corporate items and eliminations.

•
Financial Products primarily includes the Company’s Financial Products segment. This category includes Cat Financial, Caterpillar Insurance Holdings Inc. (“Insurance Services”) and their respective subsidiaries.

Our products are sold primarily under the brands “Caterpillar,” “CAT,” design versions of “CAT” and “Caterpillar,” “EMD,” “FG Wilson,” “MaK,” “MWM,” “Perkins,” “Progress Rail,” “SEM” and “Solar Turbines.”
Originally organized as Caterpillar Tractor Co. in 1925 in the State of California, the Company was reorganized as Caterpillar Inc. in 1986 in the State of Delaware. Our principal executive offices are located at 510 Lake Cook Road, Suite 100, Deerfield, Illinois 60015. Our telephone number is (224) 551-4000. We maintain a website at www.caterpillar.com where general information about us is available. We are not incorporating the contents on or accessible through the website into this prospectus.

FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein, relate to current expectations or forecasts of future events about the Company or its outlook and are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements involve uncertainties that could significantly impact results. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. For example, we may use forward-looking statements when addressing topics such as: our outlook, projections, forecasts or trend descriptions, including our current views and estimates of our future financial results; market and industry conditions in domestic and international markets, including future economic circumstances and competitive and pricing trends; and changes in our business strategies. Forward-looking statements are based on assumptions and on known risks and uncertainties. Although we believe we have been prudent in our assumptions, any or all of our forward-looking statements may prove to be inaccurate, and these statements do not guarantee future performance. We undertake no obligation to publicly update our forward-looking statements, whether as a result of new information, future events or otherwise.
Our actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) additional restructuring costs or a failure to realize anticipated savings or benefits from past or future cost reduction actions; (x) failure to realize all of the anticipated benefits from initiatives to increase our productivity, efficiency and cash flow and to reduce costs; (xi) inventory management decisions and sourcing practices of our dealers and our OEM customers; (xii) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xiii) union disputes or other employee relations issues; (xiv) adverse effects of unexpected events including natural disasters; (xv) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xvi) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xvii) our Financial Products segment’s risks associated with the financial services industry; (xviii) changes in interest rates or market liquidity conditions; (xix) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xx) currency fluctuations; (xxi) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xxii) increased pension plan funding obligations; (xxiii) alleged or actual violations of trade or anti-corruption laws and regulations;(xxiv) additional tax expense or exposure, including the impact of U.S. tax reform; (xxv) significant legal proceedings, claims, lawsuits or government investigations; (xxvi) new regulations or changes in financial services regulations; (xxvii) compliance with environmental laws and regulations; and (xxviii) other factors described in more detail in our Forms 10-Q, 10-K and other filings with the SEC.
You should refer to the “Risk Factors” section of this prospectus and any applicable prospectus supplement and to our periodic and current reports filed with the SEC for specific risks which would cause actual results to be significantly different from those expressed or implied by these forward-looking statements. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers of this prospectus are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of those documents.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of the securities to which this prospectus relates for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.
RATIO OF EARNINGS TO FIXED CHARGES
Our ratios of earnings to fixed charges for each of the periods indicated are set forth below. The information set forth below should be read together with the financial statements and the accompanying notes incorporated by reference into this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K and any Quarterly Report on Form 10-Q incorporated by reference into this prospectus or any applicable prospectus supplement. See “Incorporation of Certain Documents by Reference.”
Year ended December 31,					Nine months ended September 30, 2018
2017	2016	2015	2014	2013
4.1	1.1	3.8	3.5	7.9	8.0
These ratios include Caterpillar and its consolidated subsidiaries. Earnings are determined by adding pre-tax income from continuing operations before adjustments for noncontrolling interest and equity investments’ profit, and fixed charges excluding capitalized interest. Fixed charges consist of interest expense, an estimated amount of rental expense that is deemed to be representative of the interest factor, and capitalized interest.
Neither Caterpillar nor any of its consolidated subsidiaries had any outstanding shares of preferred stock held by third parties for the periods shown above. Accordingly, the ratio of combined fixed charges and preference dividends to earnings is identical to the ratio of earnings to fixed charges for the periods shown above.

GENERAL DESCRIPTION OF SECURITIES
We may offer under this prospectus our debt securities, common stock, preferred stock, and warrants to purchase debt securities or common stock, or any combination of the foregoing, either separately or together in any combination and as a separate series.
The following description of the terms of these securities sets forth some of the general terms and provisions of securities that we may offer. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities in any combination of the above securities, the terms of such combined securities will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement to the extent such information differs from the description contained herein. In this “General Description of Securities,” unless otherwise indicated, “we,” “us,” “our,” “the Company” and similar words refer only to Caterpillar Inc. and not any of its subsidiaries.

DESCRIPTION OF DEBT SECURITIES
We have provided below a summary description of our debt securities. This description is not complete and is qualified in its entirety by reference to the full text of our Indenture, dated as of May 1, 1987, as supplemented (the “Indenture”), between us and U.S. Bank National Association, as successor trustee (the “Trustee”). You should read the full text of our Indenture, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The Indenture is also available for inspection at the office of the Trustee. Definitions of certain terms used in this “Description of Debt Securities” may be found below under “— Certain Restrictive Covenants — Certain Definitions.”
The Indenture under which we will issue debt securities does not limit the amount of debt securities that may be issued and each series of debt securities may differ as to its terms. The debt securities will be unsubordinated and may be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.
It is anticipated that the debt securities will be “book-entry,” represented by a permanent global certificate registered in the name of The Depository Trust Company or its nominee. However, we reserve the right to issue the securities in certificate form registered in the name of the security holders.
Exchange, Registration, Transfer, and Payment
Principal and interest on the debt securities will be payable, and the exchange or transfer of debt securities will be registrable, at a location designated in the prospectus supplement. No service charge will be applied for a registration of transfer or exchange of debt securities except to cover tax or any governmental charge.
Certain Restrictive Covenants
Unless the applicable prospectus supplement otherwise provides, we will be required to comply with certain restrictive covenants described below. These covenants apply to us and our Restricted Subsidiaries (as defined below).
Certain Definitions
Consolidated Net Tangible Assets: means as of any particular time the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any such liability that by its terms is extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, trade names, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of the Company and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles.
Important Property: means any manufacturing plant or other facility of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired (other than any facility hereafter acquired for the control or abatement of atmospheric pollutants or contaminants, water pollution, noise, odor or other pollution), located in the United States of America, Canada or the Commonwealth of Puerto Rico and having a gross book value (without deduction for depreciation) as of the date of determination of such value in excess of 1% of Consolidated Net Tangible Assets as of such date, other than any such manufacturing plant or other facility that in the opinion of the board of directors of the Company, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as a whole.
Restricted Subsidiary: means (a) any Subsidiary other than an Unrestricted Subsidiary and (b) any Unrestricted Subsidiary which, subsequent to May 1, 1987, is designated by the board of directors as a Restricted Subsidiary; provided, however, that as a result of such designation no covenant or agreement in the Indenture would be breached.
Secured Debt: means indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on (a) any Important Property of the Company or any Restricted Subsidiary or on (b) any shares of stock or indebtedness of any Restricted Subsidiary.

Subsidiary: means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.
Unrestricted Subsidiary: means (a) any Subsidiary acquired or organized after May 1, 1987; provided, however, that such Subsidiary shall not be a successor, directly or indirectly, to any Restricted Subsidiary, and (b) any subsidiary whose principal business and assets are located outside the United States of America, its territories and possessions and Canada, and (c) any Subsidiary the principal business of which consists of financing or assisting in financing (i) the Company’s dealers or distributors or (ii) the acquisition or disposition of products of the Company or a Subsidiary, directly or indirectly, by dealers, distributors or other customers, and (d) any Subsidiary the principal business of which is owning, leasing, dealing in or developing real property, and (e) any Subsidiary substantially all the assets of which consist of stock or other securities of a Subsidiary or Subsidiaries of a character described in clauses (a) through (d) of this definition.
Value: means with respect to a Sale and Leaseback Transaction (as defined below), an amount equal to the greater of (a) the net proceeds of the sale of the property leased pursuant to the Sale and Leaseback Transaction or (b) the fair value of the property at the time of entering into such Sale and Leaseback Transaction, as determined by our board of directors, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.
Restrictions on Secured Debt
The Indenture prohibits us and our Restricted Subsidiaries from creating Secured Debt (without securing the debt securities equally and ratably with Secured Debt), with the following exceptions:
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certain mortgages, pledges, liens, security interests or encumbrances to secure payment of all or part of the cost of acquisition, construction or improvement of our property or the property of a Restricted Subsidiary;

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mortgages, pledges, liens, security interests or encumbrances on property acquired, whether or not assumed by us or a Restricted Subsidiary;

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mortgages, pledges, liens, security interests or encumbrances on property, stock, or indebtedness of a Restricted Subsidiary at the time it becomes a Restricted Subsidiary;

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mortgages, pledges, liens, security interests or encumbrances on property of a corporation merged with us or a Restricted Subsidiary or at the time of a disposition of substantially all of the property of another corporation to us or a Restricted Subsidiary;

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mortgages, pledges, liens, security interests, or encumbrances on our property or the property of a Restricted Subsidiary in favor of a governmental entity pursuant to contract or statute or to secure certain indebtedness;

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extensions, renewals or replacements of any mortgage, pledge, lien, security interest or encumbrance referred to above; or

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any mortgage, pledge, lien, security interest, or encumbrance securing debt owed by us or a Restricted Subsidiary to us or a Restricted Subsidiary.

In addition to these exceptions, we or a Restricted Subsidiary may create, assume, or guarantee other Secured Debt without securing the debt securities if the total amount of Secured Debt outstanding and value of Sale and Leaseback Transactions at the time does not exceed 10% of Consolidated Net Tangible Assets.
Restrictions on Sale and Leaseback Transactions
The Indenture does not permit us or our Restricted Subsidiaries to sell or transfer (except to us or a Restricted Subsidiary) any Important Property we own with the intention of taking back a lease on the property, except for a lease not exceeding three years (a “Sale and Leaseback Transaction”), with the following exceptions:

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if we or a Restricted Subsidiary could incur Secured Debt equal to the amount received on a sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the debt securities; or

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if we or a Restricted Subsidiary apply an amount equal to the value of the property leased to the retirement, within 120 days after the effective date of the arrangement, of indebtedness for money borrowed by us or a Restricted Subsidiary recorded as funded debt as of the date of its creation and which, in the case of indebtedness of us, is not subordinated in right of payment to the prior payment of the debt securities. The amount applied to the retirement of that indebtedness shall be reduced by (i) the principal amount of any debt securities delivered within 120 days of the effective date of any such arrangement to the Trustee for retirement and cancellation, and (ii) the principal amount of the indebtedness, other than debt securities, retired by us or a Restricted Subsidiary within 120 days of the effective date of any such arrangement. No such retirement may be effected by payment at maturity or pursuant to a mandatory prepayment provision.

Restriction on Transfer of Important Property
Neither we nor a Restricted Subsidiary can transfer Important Property to an Unrestricted Subsidiary except in limited circumstances. The transfer can occur if we apply an amount equal to the fair value of the property at the time of transfer (as determined by our board of directors) to the retirement of indebtedness of us or a Restricted Subsidiary (other than such indebtedness owed to us or any Restricted Subsidiary) that is recorded as funded debt and is not subordinated in right of payment to the debt securities. The debt retirement must occur within 120 days of the transfer. No such retirement may be effected pursuant to a mandatory prepayment provision.
Events of Default
Unless we indicate otherwise in a prospectus supplement, the following events are defined in the Indenture as “Events of Default” regarding the debt securities of any series:
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failure to pay interest on any debt securities when due, continued for 60 days;

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failure to pay principal of or premium, if any, on any debt securities when due;

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failure to deposit any sinking fund payment when due;

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failure to perform, breach or default of any other covenant or warranty in the Indenture for 60 days after we have received written notice of such failure, breach or default in accordance with the Indenture;

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certain events in bankruptcy, insolvency or reorganization; and

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any other Event of Default set forth in the applicable prospectus supplement.

Unless stated otherwise in a prospectus supplement, any Event of Default on a particular series of debt securities is not necessarily an Event of Default on another series of debt securities.
If an Event of Default occurs on outstanding debt securities of a particular series and continues, the Trustee or holders of at least 25% of that series’ debt securities may declare the principal amount of all debt securities in the series due and payable. Subject to any terms or conditions specified in the applicable prospectus supplement, if an Event of Default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of a series will automatically become immediately due and payable. Under certain circumstances, holders of a majority of the debt securities in the series may rescind that declaration and its consequences.
The Trustee must within 90 days after a default occurs notify the holders of debt securities of that series of the default if we have not remedied it. The Trustee may withhold notice to the holders of any default (except with respect to the payment of principal or interest) under certain circumstances if it in good faith considers such withholding to be in the interest of holders. We are required to file an annual certificate with the Trustee, signed by an officer, about any default by us under any provisions of the Indenture.

Subject to the provisions of the Indenture relating to its duties in case of default, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders unless such holders offer the Trustee reasonable indemnity. Subject to the provisions for indemnification and other terms of the Indenture, the holders of a majority in principal amount of the debt securities of a series may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Trustee with respect to such debt securities.
Modification of Indenture
Under the Indenture, our rights and obligations and the rights of the holders of debt securities may be changed. Certain changes require the consent of the holders of not less than 66 2∕3% in aggregate principal amount of the outstanding debt of all series to be affected. However, the following changes may not be made without the consent of each holder of the debt securities:
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changes to the stated maturity date of the principal or any interest installment;

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reductions in the principal amount or rate of interest due or any premium payable;

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changes to the place or currency of payment;

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impairment of the right to institute suit for the enforcement of payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

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reduction in the stated percentage of holders whose consent is necessary to modify the Indenture; or

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modifications to any of the requirements for consent of holders of the debt securities to enter into certain supplemental indentures, the requirements to waive compliance with certain provisions of the Indenture or the requirements for a waiver of certain defaults.

Consolidation, Merger, or Sale
We cannot consolidate or merge with any other person or convey, transfer or lease our properties and assets substantially as an entirety to any other person, unless:
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we are the continuing corporation or the successor corporation is a domestic corporation and expressly assumes, by supplemental indenture, the due and punctual payment of principal of (and premium, if any) and interest on the debt securities and the performance and observance of every covenant of the Indenture binding on us;

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immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or a Subsidiary as a result of such transaction as having been incurred by us or such Subsidiary at the time of such transaction, we, that person or that successor corporation will not be in default under the Indenture; and

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if, as a result of the transaction we become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the Indenture, we or the successor corporation take steps necessary to secure the debt securities equally and ratably with all indebtedness secured thereby.

Other than as described above or in any prospectus supplement, there are no covenants or other provisions in the Indenture that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include our merger or consolidation or a sale, lease or conveyance of all or substantially all of our assets.
Defeasance
Under certain circumstances we may be discharged from our obligations on the debt securities of a series at any time before the stated maturity if we deposit with the Trustee money or certain equivalents sufficient to pay principal of and interest on the debt securities. One condition for such defeasance, among others as described in the Indenture, is that we must deliver to the Trustee an opinion of counsel that holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance.
Book-Entry Issuance and Global Securities
Unless otherwise specified in the applicable prospectus supplement, the Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Upon issuance, all book-entry securities of the same issue will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC and DTC will thus be the only registered holder of these securities and will be considered the sole owner of the securities.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive or paper form. These laws may impair the ability to transfer book-entry securities.
Unless otherwise specified in the prospectus supplement with respect to a series of debt securities, beneficial owners of book-entry securities represented by a global security may exchange the securities for definitive or paper securities only if:
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DTC is unwilling or unable to continue as a depository for such global security and Caterpillar is unable to find a qualified replacement for DTC within 90 days;

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At any time, DTC ceases to be a “clearing agency” registered under the Securities Act of 1934;

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Caterpillar, in its sole discretion, decides to allow some or all book-entry securities to be exchangeable for definitive or paper securities in registered form; or

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For debt securities, there is a continuing Event of Default as further described above.

Any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form with the same terms, and in the case of debt securities, in an equal aggregate principal amount in denominations of $1,000 and whole multiples of $1,000, unless otherwise specified in the applicable prospectus supplement. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.
In this prospectus and the accompanying prospectus supplement for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

Caterpillar will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
Governing Law
The Indenture is, and any debt securities issued thereunder will be, governed by, and construed in accordance with, the laws of the State of New York.
Concerning the Trustee
The Company and its subsidiaries maintain ordinary banking relationships with U.S. Bank National Association and its affiliates and a number of other financial institutions. U.S. Bank National Association and its affiliates also serve as trustee with respect to certain other outstanding debt securities of the Company and its subsidiaries.

DESCRIPTION OF CAPITAL STOCK
We have provided below a summary description of our capital stock. This description is not complete and is qualified in its entirety by reference to the full text of our restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part, and the applicable certificate of designations for any series of preferred stock that we may issue. You should read the full text of our restated certificate of incorporation and amended and restated bylaws, any applicable certificate of designations, and the provisions of applicable Delaware law.
Description of Common Stock
The authorized common stock of the Company consists of two billion (2,000,000,000) shares of common stock, par value $1.00 per share. At September 30, 2018, there were 590,106,711 shares of common stock outstanding.
All issued and outstanding shares of common stock of the Company, including the shares of common stock offered pursuant to this prospectus, are or will be fully paid and non-assessable. Holders of common stock have no preemptive, subscription or conversion rights and are not liable for further calls or assessments. Subject to the prior right of any future series of preferred stock, holders of common stock are entitled to receive such dividends as may be declared by the board of directors out of funds legally available and to share ratably in the assets available for distribution upon liquidation. Each share of common stock is entitled to one vote at all meetings of stockholders. The holders of common stock are not entitled to cumulative voting rights in the election of directors.
The common stock of the Company is listed on the New York Stock Exchange in the United States. In addition, as of the date of this prospectus, the common stock of the Company is also listed for trading on stock exchanges in France and Switzerland. The Transfer Agent and Registrar for our common stock is Computershare Shareowner Services.
Description of Preferred Stock
We have provided below a summary description of preferred stock that we may issue. This description is not complete and is qualified in its entirety by reference to the full text of the certificate of designations applicable to the series of preferred stock. The certificate of designations will be filed with the SEC at the time of the offering of the preferred stock.
Our restated certificate of incorporation authorizes our board of directors to cause preferred stock to be issued in one or more series, without stockholder action. Our board of directors is authorized to issue up to five million (5,000,000) shares of preferred stock, with par value of $1.00 per share, and can determine the number of shares of each series, as well as the rights, preferences and limitations of each series. We may amend our certificate of incorporation to increase the number of authorized shares of preferred stock in a manner permitted by the restated certificate of incorporation and Delaware law. As of the date of this prospectus, no shares of preferred stock were issued or outstanding.
The particular terms of any series of preferred stock offered by us will be described in the prospectus supplement relating to that series of preferred stock. Those terms relating to the series of preferred stock offered may include:
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the number of shares of the preferred stock being offered;

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the title and liquidation preference per share of the preferred stock;

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the purchase price of the preferred stock;

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the dividend rate or method for determining the dividend rate;

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the dates on which dividends will be paid;

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whether dividends on the preferred stock will be cumulative or non-cumulative and, if cumulative, the dates from which dividends shall start to accumulate;

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the voting rights of the preferred stock;

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whether the preferred stock will be convertible into or exchangeable for other securities;

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any redemption or sinking fund provisions applicable to the preferred stock;

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any securities exchange on which the preferred stock may be listed;

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the ranking of the series of the preferred stock with respect to each other series of preferred stock; and

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any other rights and restrictions applicable to the preferred stock.

Transfer Agent and Registrar
We will appoint a transfer agent, registrar and dividend disbursement agent for the preferred stock. The registrar for the preferred stock will send notices to the holders of the preferred stock of any meeting to which those holders will have the right to elect directors or to vote on any matter, if applicable with respect to a particular series of preferred stock.
Possible Anti-Takeover Provisions
Shares of our authorized and unissued common stock and preferred stock could (within the limits imposed by applicable law and any applicable rules of the New York Stock Exchange) be issued in one or more transactions or preferred stock could be issued with terms, provisions and rights which would make a takeover of the Company more difficult or more costly and, therefore, less likely. For example, the board of directors may issue such capital stock to a holder or holders who might thereby obtain sufficient voting power, either by voting with the common stock or separately as a class, to defeat or delay a proposed business combination which may be opposed by the board of directors, or to assure that any proposal to remove directors, or to alter, amend or repeal certain provisions in our restated certificate of incorporation would not receive the required stockholder vote or any class vote which would be required to effect such changes. Any such issuance of additional stock could be effected by the board of directors acting alone without further stockholder approval.
Certain provisions of our restated certificate of incorporation and amended and restated bylaws could make more difficult certain unsolicited or hostile attempts to take over the Company, as described below.
Our restated certificate of incorporation and our amended and restated bylaws provide that no action shall be taken by stockholders by written consent and that a special meeting of the stockholders may be called only by the Chairman of the board of directors, the chief executive officer, the secretary, or the board of directors pursuant to a resolution approved by a majority of the entire board of directors, or by stockholders representing in the aggregate not less than 25% of the total number of shares of stock entitled to vote.
Our restated certificate of incorporation and amended and restated bylaws provide that vacancies on the board of directors shall be filled by the affirmative vote of a majority of the remaining directors then in office and not by the stockholders. Our restated certificate of incorporation and amended and restated bylaws further provide certain advance notice requirements in connection with stockholder nominations for the election of directors and other matters to be properly brought before an annual or special meeting by a stockholder.
Section 203 (the “Anti-Takeover Law”) of the Delaware General Corporation Law (the “DGCL”) prevents, subject to certain exceptions, certain Delaware corporations from engaging, under certain circumstances, in a “business combination” (which includes a merger or sale of more than 10% of the corporation’s assets) with any “interested stockholder” (a stockholder who owns 15% or more of the corporation’s outstanding voting stock) for three years following the date that such stockholder became an “interested stockholder.” A Delaware corporation may “opt out” of the Anti-Takeover Law with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. The Company is a Delaware corporation that is covered by the Anti-Takeover Law and has not “opted out” of its provisions.

In addition, our amended and restated bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the DGCL or the Company’s restated certificate of incorporation or amended and restated bylaws (as either may be amended from time to time) or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine. Our amended and restated bylaws also provide that any person (including any entity) purchasing or otherwise acquiring any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the exclusive forum provisions described above.
DESCRIPTION OF WARRANTS
We have provided below a summary description of warrants that we may issue. This description is not complete and is qualified in its entirety by reference to the full text of the applicable warrant agreement. You should read the full text of any such warrant agreement.
We may issue warrants, in one or more series, for the purchase of debt securities or shares of our common stock. Warrants may be issued independently or together with our debt securities or common stock and may be attached to or separate from any offered securities. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants. Unless otherwise specified in a prospectus supplement accompanying this prospectus, each warrant agreement will be between Caterpillar and a banking institution organized under the laws of the United States or a state thereof as warrant agent. A form of warrant agreement will be filed with the SEC as an exhibit to the Registration Statement by post-effective amendment or a Current Report on Form 8-K.
The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities or common stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our debt securities or common stock and is not entitled to any payments on any debt securities or common stock issuable upon exercise of the warrants.
A prospectus supplement accompanying this prospectus relating to a particular series of warrants to issue debt securities or common stock will describe the terms of those warrants, including:
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the title and the aggregate number of warrants;

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the offering price for such warrants;

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the debt securities or common stock for which each warrant is exercisable;

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the date or dates on which the right to exercise such warrants commence and expire;

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the price or prices at which such warrants are exercisable;

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the terms of any antidilution or other adjustment provisions;

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the currency or currencies in which such warrants are exercisable;

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the periods during which and places at which such warrants are exercisable;

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the terms of any mandatory or optional call provisions;

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the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

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the identity of the warrant agent;

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the exchanges, if any, on which such warrants may be listed; and

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any additional terms of such warrants.

You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and by giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.
Governing Law
Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed either by the laws of the State of New York or the laws of the State of Delaware.
DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. The applicable prospectus supplement will describe:
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the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units or the securities comprising the units.

PLAN OF DISTRIBUTION
We may sell the securities:
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to or through underwriters or dealers for resale;

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through agents; or

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directly to other purchasers.

The related prospectus supplement will set forth the terms of the offering of the securities, including the following:
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the name or names of any underwriters, dealers, or agents;

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the purchase price and the proceeds we will receive from the sale;

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any underwriting discounts or commissions and other items constituting underwriters’ compensation; and

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any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all the securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We also may sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities that they remarket.

We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation. If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transactions, including any discounts or commissions payable to the dealer, will be set forth in the applicable prospectus supplement with respect to the securities being offered.
Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth in the related prospectus supplement. Unless otherwise indicated in the related prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.
Each series of debt securities, preferred stock or warrants will be a new issue of securities with no established trading market. Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the relevant prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and dealers may make a market in the securities.
To facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.
Underwriters named in a prospectus supplement are, and dealers and agents named in a prospectus supplement may be, deemed to be “underwriters” within the meaning of the Securities Act, in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.
Unless indicated in the applicable prospectus supplement, we do not expect to apply to list the debt securities, preferred stock or warrants on a securities exchange.
We may indemnify agents, dealers and underwriters against certain civil liabilities arising out of this prospectus, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make relating to those liabilities. Agents, dealers and underwriters may be engaged in transactions with, or perform commercial or investment banking or other services for us, our subsidiaries or affiliates, in the ordinary course of business.
Members of the Financial Industry Regulatory Authority, Inc., or FINRA, may participate in distributions of the offered securities. In compliance with the guidelines of FINRA, as of the date of this prospectus, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
We will estimate our expenses associated with any offering of debt securities, preferred stock, common stock, warrants or any combination thereof in the prospectus supplement relating to such offering.
LEGAL MATTERS
Certain legal matters will be passed upon for us by Desmond A. Eppel, Senior Corporate Counsel to Caterpillar.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Caterpillar incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on the investor relations page of our website at www.caterpillar.com. Information on or accessible from our website or any other website identified in this prospectus or any applicable prospectus supplement does not constitute part of this prospectus. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, and obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also request a copy of our SEC filings, or other documents we incorporate by reference herein, at no cost, by writing or telephoning us at:
Caterpillar Inc.
Attention: Corporate Secretary
510 Lake Cook Road, Suite 100
Deerfield, Illinois 60015
Telephone: 224-551-4000
Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement and before the completion of our sale of securities to the public (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018;

•
Definitive Proxy Statement on Schedule 14A for our 2018 Annual Meeting of Stockholders filed on April 25, 2018 (only those parts incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017);

•
Current Reports on Form 8-K and amendments thereto filed with the SEC on January 5, 2018, February 21, 2018, April 10, 2018, April 13, 2018, May 4, 2018, June 14, 2018, June 19, 2018 and September 12, 2018.

$    % Senior Notes due 20
PROSPECTUS SUPPLEMENT
                 , 2021
Joint Book-Running Managers
BofA Securities	J.P. Morgan	MUFG